                                                                Exhibit 23(b)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Sypris Solutions, Inc. for the registration of 250,000 shares of its common stock, pertaining to the Sypris Solutions, Inc. Independent Directors' Stock Option Plan of our report dated February 19, 1999 with respect to the consolidated financial statements of Sypris Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Louisville, Kentucky
May 5, 1999